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                                                                    EXHIBIT 99.2

                               PRIZE ENERGY CORP.
                         3500 WILLIAM D. TATE, SUITE 200
                             GRAPEVINE, TEXAS 76051


      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 13, 2002.


     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRIZE ENERGY CORP.


         The undersigned hereby appoints Philip B. Smith and Lon C. Kile, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote all of the shares of common stock of Prize Energy Corp. the undersigned is entitled to vote at the Special Meeting of Stockholders of Prize Energy Corp. to be held on the 13th day of March, 2002, at 9:00 a.m., local time, at the Omni Park West Hotel, 1590 LBJ Freeway, Dallas, Texas 75234, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments or postponements thereof. Receipt of the proxy statement dated February 8, 2002 is acknowledged.


               PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS
      PROXY AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            (CONTINUED ON OTHER SIDE)



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                                                      Please mark your vote
                                                      as indicated in this  [X]
                                                      example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE
OF SUCH DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRIZE ENERGY CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. To approve and adopt the Agreement and Plan of Merger dated as of December 17, 2001, among Magnum Hunter Resources, Inc., Pintail Energy, Inc. and Prize Energy Corp., relating to the merger of Prize with and into Pintail Energy, Inc., a wholly-owned subsidiary of Magnum Hunter.

                         [ ] FOR        [ ] AGAINST     [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and at any and all adjournments or postponements thereof.


                                       -----------------------------------------
                                                       Signature


                                       -----------------------------------------
                                               Signature if held jointly

                                       Dated:
                                             -----------------------------------

                                       Please sign exactly as name appears
                                       herein, date and return promptly. When
                                       shares are held by joint tenants, both
                                       must sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as such.
                                       If a corporation, please sign in full
                                       corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.